Exhibit 10.3

400 Atlantic Street, Suite 1500
Stamford, Connecticut 06901

October 13, 2015

Dinesh C. Paliwal

C/O Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, Connecticut 06901

Dear Dinesh:

This letter (this “Agreement”) sets forth our agreement concerning certain potential competitive activities while employed by Harman International Industries, Incorporated (the “Company”) and after termination of your employment with the Company and applies whether the termination is by you or the Company and whether for any reason or no reason.

1. Confidentiality.

You agree that you will not, without the prior written consent of the Company, while employed by the Company and its affiliates or thereafter, disclose to any person not employed by the Company any confidential or proprietary information of the Company or of any of its affiliates. For purposes of this Agreement, the term “confidential or proprietary information” will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by your breach of this Section 1) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature, of the Company or of any of its affiliates. The foregoing obligations imposed by this Section 1 will not apply (i) while you are employed by the Company, to actions taken in the ordinary course of the business of, and for the benefit of, the Company, (ii) if such confidential or proprietary information will have become, through no fault of yours, generally known to the public, or (iii) if you are required by law to make disclosure (after giving the Company prompt written notice of the receipt of such legal process and cooperating with the Company to seek a protective order if it elects to do so).

2. Non-Competition and Non-Solicitation.

In consideration of your continued employment with the Company and the various benefits and payments provided in conjunction therewith, you agree that during the term of your employment with Harman and for a period of 12 months after you cease to be employed by the Company or one of our affiliates you will not, without the Company’s prior written consent, become an employee, officer, director or investor (other than a minority shareholder or other equity interest of not more than 1% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter) in any business or enterprise, anywhere in the world, that directly or indirectly competes with the business of the Company or any affiliate and is set forth on the list of competitors (the “Competitive List”) as provided to you on or about the date hereof, as it may be modified by the Company from time to time by written notice to you, provided that any modification shall not be effective until ninety (90) days after provided to you and only if you are then employed by the Company. The Competitive List may not contain more than fifteen (15) entities.

You further agree that during your employment and for a period of 12 months from termination of your employment with the Company, you shall not (a) employ, retain, solicit or recruit for employment or retention or assist any other person or entity in employing, retaining, soliciting or recruiting, directly or indirectly, any individual employed by the Company or one of its affiliates or who had been so employed in the prior six (6) months; provided that the non-solicitation limitation shall not be violated by advertising or searches not specifically targeted at the employees of the Company or one of its affiliates, or by serving as a reference upon request to an entity with which you are not affiliated, or (b) interfere with the Company’s or any of its affiliate’s relationship with any of its or their suppliers, vendors, joint venturers or independent contractors.

You acknowledge that, because of and during the course of your employment by the Company, you will learn or develop confidential information relating to the Company’s sales, marketing or servicing, and relating to the Company’s customers. You recognize that the Company’s relationships with its customers are extremely valuable to it and thus the protection of the Company’s relationships with its customers is essential. Accordingly and in consideration of your continued employment with the Company and the various benefits and payments provided in conjunction therewith, you agree that you will not solicit or attempt to solicit, directly or through another, for a period of 12 months from your termination of employment with the Company, for any reason, and for the purpose of providing services or products that are the same or similar to those offered for sale by the Company at the time of your termination and which services or products group represents more than 10 percent (10%) of the revenues of the Company and its affiliates for its most recently completed fiscal year or is expected to do so in the current or next fiscal year, any existing or prospective customer of the Company or any one of its affiliates which you solicited or with whom you had direct contact while employed by the Company, provided that the foregoing shall not apply to retail consumers of the Company or any of its affiliates.

The Company and you acknowledge that the time, scope, geographic area and other provisions of this Section 2 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. You acknowledge and agree that the terms of this Section 2: (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its affiliates, (iii) impose no undue hardship on you, and (iv) are not injurious to the public. You further acknowledge and agree that your breach of the provisions of this Section 2 will cause the Company irreparable harm, which cannot be adequately compensated by money damages, and that if the Company elects to prevent you from breaching such provisions by obtaining an injunction against you, there is a reasonable probability of the Company’s eventual success on the merits. You consent and agree that if you commit any such breach or threaten to commit any breach, the Company shall be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages.

3. Exception. Nothing herein shall prevent or limit you from reporting a possible violation of applicable laws or regulations to any governmental or regulatory agency, including the Securities and Exchange Commission, or making other disclosures that are protected under so-called whistleblower laws or regulations. Such disclosures may be made without notice to the Company or consent of the legal department of the Company.

4. Governing Law and Dispute Resolution. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Delaware or of the United States sitting in the State of Delaware. Each party to this Agreement irrevocably submits to the jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware in connection with any such dispute, litigation, proceeding or other legal action arising out of or relating to this Agreement.

5. Entire Agreement. This Agreement sets forth the entire understanding with respect to the subject matter hereof and supersedes all prior agreements, written or oral or express or implied, between you and the Company or any affiliate of the Company as to such subject matter, including the competitive activity, confidentiality and non-solicitation covenants set forth in Section 8 of that certain Amended and Restated Severance Agreement, between you and the Company, dated December 26, 2008.

6. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as FedEx, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to you at your address on the books of the Company, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

7. Miscellaneous. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by you and the Company. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

Please indicate your agreement by signing below and retain one copy for your records.

Sincerely,

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ John Stacey
Name:	John Stacey
Its:	Vice President and Chief Human Resources Officer

Agreed and Accepted:

/s/ Dinesh C. Paliwal
Dinesh C. Paliwal